UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2011

JBI, INC.
(Exact name of registrant as specified in charter)

Nevada	000-52444	20-4924000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1783 Allanport Road, Thorold Ontario	L0S 1K0
(Address of Principal Executive Offices)	(Zip Code)

(905) 384-4383
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
––––––––––––––––
Copies to:
Gregg E. Jaclin, Esq.
Anslow + Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement

On June 7, 2011, JBI, Inc., (the “Company”) consummated a confidential private placement (the “Private Offering”) with certain accredited investors for the issuance and sale of 6,468,979 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at per share price of $0.70 for aggregate offering proceeds of $4,528,285.  The offering proceeds will be used by the Company as working capital and to build additional P20 processors. The Private Offering was conducted on a best efforts basis with a minimum investment of $7,000 by the Company’s officers and directors.

 Item 3.02 Unregistered Sales of Equity Securities

The information pertaining to the sale of the Common Stock in Item 1.01 is incorporated herein by reference in its entirety.

The Private Offering and issuance of shares to the investors was an unregistered sale of securities conducted pursuant to Rule 506 of Regulation D or Regulation S promulgated thereunder. Such securities were not registered under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

JBI, INC.

Date: June 7, 2011	By:	/s/ John Bordynuik
John Bordynuik
Chief Executive Officer